UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2014, the Company entered into a Sixth Amendment to the Amended and Restated Credit Agreement (the “Sixth Amendment”) with Royal Bank of Canada (“RBC”), as Administrative Agent, and the other lenders signatory thereto, amending that certain Credit Agreement dated as of March 27, 2013 (as amended, modified or supplemented, the “Credit Agreement”). Unless otherwise defined, capitalized terms in this section have the meaning ascribed to them in the Credit Agreement.

The Sixth Amendment amends certain provisions of the Credit Agreement to, among other things: (i) add the defined term Net Senior Secured Debt, which means, at any date, the sum of (a) the total Revolving Credit Exposures of all Lenders on such date, plus (b) the aggregate principal amount of Debt of the Company and its Consolidated Subsidiaries on such date that is secured by a Lien on any asset or Property of the Company or any Consolidated Subsidiary, minus (c) all unrestricted cash and Cash Equivalents of the Company and its Consolidated Subsidiaries on such date; (ii) remove the former defined term Total Debt and replace it with the defined term Total Net Debt, which modifies the former concept of Total Debt by enabling the Company to exclude from the calculation of Total Net Debt all unrestricted cash and Cash Equivalents of the Company and its Consolidated Subsidiaries on the applicable measurement date; and (iii) amend the leverage covenant to reflect a new ratio of Net Senior Secured Debt to EBITDAX of no greater than 1.75 to 1.00 measured on a trailing four quarter basis. The new leverage covenant is effective for fiscal quarters ending December 31, 2014 through June 30, 2016, after which the covenant will revert to a ratio of Total Net Debt/ EBITDAX of no greater than 4.25 to 1.00 measured on a trailing four quarters basis.

The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the text of such amendment, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2014. Capitalized terms used but not defined above have the meaning given them in the Credit Agreement.

Item 2.02 Results of Operations and Financial Condition.

On December 22, 2014, the Company issued a press release announcing its 2015 capital budget and production guidance and financial update. A copy of the press release is furnished herewith as Exhibit 99.1

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 22, 2014, the Company issued the press release discussed in Item 2.02 of this current report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1. The Company also made available on its website the “Rex Energy Corporate Presentation December 2014.” The presentations can be accessed by going to www.rexenergy.com, selecting the “Investor Relations” tab, and then selecting the “Events & Presentations” tab. The presentations will be available on the company’s website until the next regular update.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release of Rex Energy Corporation dated December 22, 2014.

In accordance with General Instruction B.2 of Form 8-K, the information in this current report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rex Energy Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Sr. Vice President, General Counsel and Secretary

Date: December 22, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release of Rex Energy Corporation dated December 22, 2014.